FORENSIC TECHNOLOGIES INTERNATIONAL CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN



PURPOSE The Forensic Technologies International Corporation Employee Stock Purchase Plan (the "ESPP" or the "Plan") provides employees of Forensic Technologies International Corporation (the "Company") and selected Company Subsidiaries with an opportunity to become owners of the Company through the purchase of shares of the Company's common stock (the "Common Stock"). The Company intends this Plan to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and its terms should be construed accordingly.

ELIGIBILITY       An  Employee  whom the  Company or a Eligible  Subsidiary  has employed continuously for one year as of the first day of an Offering Period is eligible to participate in the ESPP for that Offering Period; provided, however, that an Employee may not make a purchase under the ESPP if such purchase would result in the Employee's owning Common Stock possessing 5% or more of the total combined voting power or value of the Company's outstanding stock. For purposes of determining an individual's amount of stock ownership, any options to acquire shares of Company Common Stock are counted as shares of stock, and the attribution rules of Section 424(d) of the Code apply.

                  Employee means any person employed as a common law employee of the Company or an Eligible Subsidiary. Employee excludes anyone not treated initially on the payroll records as a common law employee.

ADMINISTRATOR     The  Compensation  Committee  of the Board of Directors of the
                  Company,  or such other committee as the Board designates (the
                  "Committee"), will administer the ESPP. The Committee is vested with full authority and discretion to make, administer, and interpret such rules and regulations as it deems necessary to administer the ESPP (including rules and regulations deemed necessary in order to comply with the requirements of Section
                  423 of the Code). Any determination or action of the Committee in connection with the administration or interpretation

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                  of the ESPP  shall be final and  binding  upon each  Employee,
                  Participant and all persons claiming under or through any Employee or Participant.

OFFERING          Offering Periods are successive six month periods beginning on
PERIOD            PERIOD  January 1 and July 1, and the first such  period  will begin on July 1, 1997.




PARTICIPATION     An  eligible  Employee  may  become  a  "Participant"  for  an
                  Offering  Period by  completing  an  authorization  notice and delivering  it to the Committee  through the  Company's  Human
                  Resources Department within a reasonable period of time before the first day of such Offering Period. The Committee will send to each new Employee who  satisfies  the rules in  ELIGIBILITY
                  above  a  notice   advising  the  Employee  of  his  right  to
                  participate in the ESPP for the following Offering Period. All
                  Participants receiving options under the ESPP will have the same rights and privileges.

METHOD            A  Participant  may  contribute  to the ESPP  through  payroll
OF PAYMENT        deductions,  as  follows:  The  Participant  must  elect on an
                  authorization   notice  to  have   deductions  made  from  his
                  Compensation  for each  payroll  period  during  the  Offering
                  Period  at a rate of at least 1% but not more  than 15% of his
                  Compensation.  Compensation under the Plan means an Employee's
                  regular   compensation,   including  overtime,   bonuses,  and
                  commissions, from the Company or an Eligible Subsidiary paid during an Offering Period.

                  All payroll deductions will be credited to the Participant's account under the ESPP. No interest or earnings will accrue on any payroll deductions credited to such accounts.

                  Payroll deductions will begin on the first payday coinciding with or following the first day of each Offering Period and will end with the last payday preceding or coinciding with the end of that Offering Period, unless the Participant sooner withdraws as authorized under WITHDRAWALS below.

                  A Participant may not alter the rate of payroll deductions during the Offering Period.

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                  The Company may use the  consideration it receives for general corporate purposes.

GRANTING OF       On the first day of each Offering  Period,  a Participant will
OPTIONS           receive options to purchase a number of shares of Common Stock with funds withheld from his Compensation. Such number of shares will be determined at the end of the Offering Period according to the following procedure:

                      Step 1 -- Determine the amount the Company withheld from Compensation since the beginning of the Offering Period;

                      Step 2 -- Determine the amount that represents 85% of the lower of Fair Market Value of a share of Common Stock on the (I) first day of the Offering Period, or (II) the last day of the Offering Period; and

                      Step 3 -- Divide the amount determined in Step 1 by the amount determined in Step 2 and round down the quotient to the nearest whole number.

   FAIR  MARKET   The Fair Market  Value of a share of Common Stock for purposes
   VALUE          of the  Plan  as of  each  date  described  in  Step 2 will be determined as follows:

                      if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

                      if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National
                      Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;

                      if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date; or

                      if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

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                  For January 1 and any other date  described  in Step 2 that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

                  No Participant shall receive options:

                      if, immediately after the grant, that Participant would own shares, or hold outstanding options to purchase shares, or both, possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiaries; or

                      that permit the Participant to purchase shares under all employee stock purchase plans of the Company and any Subsidiary with a Fair Market Value (determined at the time the options are granted) that exceeds $25,000 in any calendar year.

EXERCISE          Unless a Participant  effects a timely withdrawal  pursuant to
OF OPTION         the WITHDRAWAL paragraph below, his option for the purchase of shares of Common Stock during an Offering Period will be automatically exercised as of the last day of the Offering
                  Period for the purchase of the maximum number of full shares that the sum of the payroll deductions credited to the Participant's account during such Offering Period can purchase pursuant to the formula specified in GRANTING OF OPTIONS.

                  Any payroll deductions credited to a Participant's account during the Offering Period that are not used for the purchase of shares will be treated as follows:

                      If the Participant has elected to withdraw from the ESPP as of the end of the Offering Period, the Company will deliver the amount of the payroll deductions to the Participant.

                      The amount of any other excess payroll deductions will be applied to the purchase of shares in the immediately succeeding Offering Period.

DELIVERY OF       As soon as  administratively  feasible  after the  options are
COMMON            used to purchase  Common  Stock,  the Company  will deliver to
STOCK             each Participant or, in the  alternative,  to a custodian that the Committee designates, the shares of Common Stock the Participant purchased upon the exercise of

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                  the  option.  If shares  are  delivered  to a  custodian,  the
                  Participant   may  elect  at  any  time   thereafter  to  take
                  possession of the shares or to have the Committee deliver the shares to any brokerage firm. The Committee may, in its discretion, establish a program for cashless sales of Common Stock received under the ESPP.

SUBSEQUENT        A Participant will be deemed to have elected to participate in
OFFERINGS         each subsequent Offering Period following his initial election to participate in the ESPP, unless the Participant files a written withdrawal notice with the Human Resources Department at least ten days before the beginning of the Offering Period as of which the Participant desires to withdraw from the ESPP.

WITHDRAWAL        A Participant may withdraw all, but not less than all, payroll
FROM THE          deductions  credited to his  account  for an  Offering  Period
PLAN              before the end of such Offering Period by delivering a written notice  to the  Human  Resources  Department  on behalf of the
                  Committee at least thirty days before the end of such Offering
                  Period.   A   Participant   who  for  any  reason,   including
                  retirement, termination of employment, or death, ceases to be an Employee before the last day of any Offering Period will be deemed to have withdrawn from the ESPP as of the date of such cessation.

                  Upon the withdrawal of a Participant from the ESPP under the terms of the preceding paragraph, his outstanding options under the ESPP will immediately terminate.

                  If a Participant withdraws from the ESPP for any reason, the Company will pay to the Participant all payroll deductions credited to his account or, in the event of death, to the persons designated as provided in DESIGNATION OF BENEFICIARY, as soon as administratively feasible after the date of such withdrawal and no further deductions will be made from the Participant's Compensation.

                  A Participant who has elected to withdraw from the ESPP may resume participation in the same manner and pursuant to the same rules as any Employee making an initial election to participate in the ESPP, i.e., he may elect to participate in the next following Offering Period so long as he files the authorization form by the deadline for that Offering Period. Any Participant who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who withdraws from the ESPP for any reason will only be permitted to resume participation


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                  in a manner  that will permit  transactions  under the ESPP to continue to be exempt within the meaning of Rule 16b-3, as issued under the Exchange Act.

STOCK SUBJECT     The  shares  of Common  Stock  that the  Company  will sell to
TO PLAN           Participants  under the ESPP will be shares of authorized  but unissued Common Stock. The maximum number of shares made available for sale under the ESPP will be 400,000 (subject to the provisions in ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK).
                  If the total number of shares for which options are to be exercised in an Offering Period exceeds the number of shares then available under the ESPP, the Company will make, so far as is practicable, a pro rata allocation of the shares available.

                  A Participant will have no interest in shares covered by his option until the Participant exercises the option.

                  Shares that a Participant purchases under the ESPP will be registered in the name of the Participant.

                  The Company will not issue fractional shares pursuant to the ESPP, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

ADJUSTMENTS       Subject to any required  action by the Company (which it shall
UPON CHANGES promptly take) or its stockholders, and subject to the IN CAPITAL STOCK provisions of applicable corporate law, if, during an Offering
                  Period,

                      the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration,

                  the Administrator will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying the options, so that the proportionate interest of the Participant immediately following such event will, to the extent practicable, be the same as immediately

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                  before such event. Any such adjustment to the options will not change the total price with respect to shares of Common Stock underlying the Participant's election but will include a corresponding proportionate adjustment in the price of the Common Stock, to the extent consistent with Section 424 of the Code.

                  The Administrator will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

                  Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any options or the price to be paid for stock except as this ADJUSTMENTS section specifically provides. The grant of an option under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

Substantial       Upon a Substantial Corporate Change, the Plan and the offering
Corporate         will  terminate   unless  provision  is  made  in  writing  in
Change            connection with such transaction for

                      the assumption or continuation of outstanding elections, or the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the options will continue in the manner and under the terms so provided.

                  If an option would otherwise terminate pursuant to the preceding sentence, the optionee will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the option. However, the Board may determine that allowing such exercise before the end of the Offering Period will not occur if the election would render unavailable "pooling of interest" accounting for any reorganization, merger, or consolidation of the Company.

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                  A Substantial Corporate Change means the

                      dissolution or liquidation of the Company,

                      merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

                      the sale of substantially all of the assets of the Company to another corporation, or any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

DESIGNATION OF        A  Participant  may file  with  the  Committee  a  written
BENEFICIARY           designation of a beneficiary who is to receive any payroll deductions credited to the Participant's account under the ESPP or any shares of Common Stock owed to the Participant under the ESPP if the Participant's dies. A Participant may change a beneficiary at any time by filing a notice in writing with the Human Resources Department on behalf of the Committee.

                      Upon the death of a Participant and upon receipt by the Committee of proof of the identity and existence of the Participant's designated beneficiary, the Company shall deliver such cash or shares, or both, to the beneficiary. If a Participant dies and is not survived by a beneficiary that the Participant designated in accordance with the immediate preceding paragraph, the Company will deliver such cash or shares, or both, to the personal representative of the estate of the deceased Participant. If, to the knowledge of the Committee, no personal representative has been appointed within 90 days following the date of the Participant's death, the Committee, in its discretion, may direct the Company to deliver such cash or shares, or both, to the surviving spouse of the deceased Participant, or to any one or more dependents or relatives of the deceased Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

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                      No designated beneficiary may acquire any interest in such cash or shares before the death of the Participant.

SUBSIDIARY            Employees  of Company  Subsidiaries  will be  entitled  to
EMPLOYEES             participate in the ESPP, except as otherwise designated by the Board of Directors or the Committee.

                      Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board otherwise specifies. Subsidiary means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an option is granted to a Participant under the ESPP, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

TRANSFERS,            A Participant may not assign, pledge, or otherwise dispose
ASSIGNMENTS,          of  payroll  deductions   credited  to  the  Participant's
AND PLEDGES           account or any rights to  exercise an option or to receive shares of Common  Stock  under the ESPP other than by will or the laws of descent and  distribution  or pursuant to a qualified  domestic  relations  order,  as  defined in the
                      Employee   Retirement   Income  Security  Act.  Any  other
                      attempted assignment, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw under the WITHDRAWAL section.

AMENDMENT OR          The  Board of  Directors  of the  Company  may at any time
TERMINATION           terminate  or amend the ESPP.  Any  amendment  of the ESPP
OF PLANC              that   (i)   materially    increases   the   benefits   to
                      Participants,  (ii)  materially  increases  the  number of securities  that may be issued  under  the ESPP,  or (iii)
                      materially  modifies  the  eligibility   requirements  for
                      participation   in  the  ESPP  must  be  approved  by  the
                      shareholders of the Company to take effect. The Company shall refund to each Participant the amount of payroll deductions credited to his account as of the date of termination as soon as administratively feasible following the effective date of the termination.

NOTICES All notices or other communications by a Participant to the Committee or the Company shall be deemed to have been duly given when the Human Resources Department or the Secretary of the Company receives them or when any other person the Company designates receives the notice or other communication in the form the Company specifies.


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GENERAL ASSETS        Any amounts the Company invests or otherwise sets aside or segregates to satisfy its obligations under this ESPP will be solely the Company's property (except as otherwise
                      required  by  Federal  or  state  wage   laws),   and  the
                      optionee's claim against the Company under the ESPP, if any, will be only as a general creditor. The optionee will have no right, title, or interest whatever in or to any investments that the Company may make to aid it in meeting its obligations under the ESPP. Nothing contained in the ESPP, and no action taken pursuant to its provisions, will
                      create  or  be   construed   to  create  an   implied   or
                      constructive trust of any kind or a fiduciary relationship between the Company and any Employee, Participant, former Employee, former Participant, or any beneficiary.

PRIVILEGES OF         No Participant and no beneficiary or other person claiming
STOCK OWNERSHIP       under or OWNERSHIP  through such Participant will have any right,  title,  or  interest in or to any shares of Common
                      Stock allocated or reserved under the Plan except as to such shares of Common Stock, if any, that have been issued to such Participant.

LIMITATIONS ON        Notwithstanding  any  other  provisions  of the  ESPP,  no
LIABILITY             individual acting as a director, employee, or agent of the
                      Company  shall be  liable  to any  Employee,  Participant, former  Employee,  former  Participant,  or any  spouse or beneficiary  for any claim,  loss,  liability,  or expense incurred  in  connection  with the ESPP,  nor  shall  such individual be personally liable because of any contract or other  instrument he executes in such other capacity.  The
                      Company will  indemnify and hold  harmless each  director, employee,  or  agent  of the  Company  to whom any duty or power relating to the  administration or interpretation of the ESPP has been or will be  delegated,  against any cost
                      or  expense  (including   attorneys'  fees)  or  liability
                      (including any sum paid in settlement of a claim with the FTI Board's approval) arising out of any act or omission to act concerning this ESPP unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT         Nothing  contained in this Plan  constitutes an employment
CONTRACT              contract between the Company or an Eligible Subsidiary and any Employee. The ESPP does not give an Employee any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate the Employee's employment.


DURATION OF ESPP      Unless the FTI Board  extends the Plan's term, no Offering
                      Period will begin after December 31, 2006.

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APPLICABLE LAW        The laws of the State of  Maryland  (other than its choice of law provisions) govern the ESPP and its interpretation.

APPROVAL OF           The ESPP  must be  submitted  to the  shareholders  of the
SHAREHOLDERS          Company  for their  approval  within  12 months  after the
                      Board of Directors of the Company adopts the ESPP. The adoption of the ESPP is conditioned upon the approval of the shareholders of the Company, and failure to receive their approval will render the ESPP and any outstanding options thereunder void and of no effect.



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